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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-56437, pertaining to the Employee Stock Purchase Plan; No. 2-91285, pertaining to the 1981 Stock Incentive Plan; Nos. 33-20932 and 33-30229, pertaining to the Guaranteed Stock Plan; the registration statements filed on July 18, 1994, No. 33-91758 and May 16, 1997, No. 33-27339,
pertaining to the 1991 Barnes Group Stock Incentive Plan; and No. 33-41398, pertaining to the Barnes Group Inc. Employee Stock and Ownership Program) of Barnes Group Inc. of our report dated February 8, 2001 relating to the financial statements which appears on page 22 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 8, 2001 relating to the financial statement schedules, which appears on page 15 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Hartford, Connecticut
March 23, 2001